EXHIBIT 99.


Contact: Patrick E. Phelan
Chief Financial Officer
MCB Financial Corporation
Telephone (415) 459-2265
Fax (415) 454-0715

PRESS RELEASE

HALL NAMED CEO OF METRO COMMERCE BANK

San Rafael, California, December 18, 1998 - The Board of Directors of MCB Financial Corporation and Metro Commerce Bank said Friday that it has appointed Charles O. Hall President and Chief Executive Officer of MCB Financial Corporation and Chief Executive Officer of Metro Commerce Bank effective January 1, 1999.

John Cavallucci will remain Chairman of the Board of both MCB Financial Corporation and Metro Commerce Bank. In addition, Mr. Cavallucci will remain an executive officer of Metro Commerce Bank, but will serve in a new capacity as Executive Officer to the President.

Mr. Cavallucci commented, "Mr. Hall has done an excellent job as President and Chief Operating Officer of Metro Commerce Bank over the past few years. This promotion recognizes the vital role Mr. Hall has played in the success of the bank."

MCB Financial Corporation (OTC BB:MCBF) is the parent company of Metro Commerce Bank. Metro Commerce Bank and its branch offices, along with its SBA and construction loan divisions, serve customers throughout the San Francisco Bay Area and Southern California with offices located in San Rafael, San Francisco, South San Francisco, Hayward and Upland. MCB Financial Corporation's stock trades over-the-counter under the ticker symbol of MCBF.

For Immediate Release